   As filed with the Securities and Exchange Commission on August 19, 1998
                                                    Registration No. 333-______
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                              -------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              -------------------------
                                 INFORMIX CORPORATION
                  (Exact name of issuer as specified in its charter)

                DELAWARE                                94-3011736
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)
                                 4100 Bohannon Drive
                               Menlo Park, CA  94025
                                   (650) 926-6300
                       (Address of principal executive offices)
                              -------------------------
                        1997 NON-STATUTORY STOCK OPTION PLAN
                        1998 NON-STATUTORY STOCK OPTION PLAN
                              -------------------------
                              (Full title of the plans)
                                     Gary Lloyd
                       Vice President, Legal, General Counsel
                                   and Secretary
                                4100 Bohannon Drive
                               Menlo Park, CA  94025
                                   (415) 926-6300
              (Name, address and telephone number of agent for service)
                                     Copy to:
                              Douglas H. Collom, Esq.
                        Wilson Sonsini Goodrich & Rosati, P.C.
                                  650 Page Mill Road
                             Palo Alto, California 94304

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                           CALCULATION OF REGISTRATION FEE
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                                                                              Proposed       Proposed
              Title of                                     Maximum             Maximum        Maximum
             Securities                                    Amount              Offering      Aggregate         Amount of
               to be                                        to be             Price Per       Offering        Registration
             Registered                                  Registered(1)          Share          Price              Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value

Issued under 1997 Non-Statutory Stock Option Plan . .   500,000 shares        $10.8125(1)   $ 5,406,250.00     $ 1,594.84
Issued under 1998 Non-Statutory Stock Option Plan . .  5,500,00 shares        $ 5.4380      $29,909,000.00     $ 8,823.16
          TOTAL                                       6,000,000 shares                      $35,315,250.00     $10,418.00
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
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the"Securities Act"). Such computation is based on the exercise price of $10.8125 per share covering 500,000 shares issued under the Informix Corporation's (the "Company") 1997 Non-Statutory Stock Option Plan.

(2) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $5.4380 per share covering 5,500,000 authorized but unissued shares under the Company's 1997 Non-Statutory Stock Option Plan. The estimated exercise price of $5.4380 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of the Common Stock of the Company as reported in the Nasdaq National Market on August 18, 1998.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Informix Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (1) The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.

          (2) The Company's Current Report on Form 8-K for change in Registrants Certifying Accountants, as amended, filed pursuant to Section 13 of the Exchange Act on May 20, 1998.

          (3) The Company's Quarterly Report on Form 10-Q, as amended, for the quarter ending March 31, 1998.

          (4) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

          (5) The Company's Registration Statement 8-A/Amendment No. 3 which amends and supplements the Registration Statement on Form 8-A of the
Registrant, filed with the Securities and Exchange Commission on September 18, 1981, and as subsequently amended September 18, 1991, May 27, 1992 and August 11, 1995.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pursuant to Delaware law, the Company's Certificate of Incorporation, its Bylaws and the indemnification agreements between the Company and each of its current and former officers and directors, the Company is obligated to indemnify its current and former officers and directors for certain liabilities arising from their employment with or service to the Company. These indemnification obligations require the Company to indemnify its current and former officers and directors for any suit or other proceeding, threatened or actual, whether civil, criminal, administrative, investigative, appellate or any other type of proceeding, that arises as a result of any act or omission in the indemnitee's capacity as an officer or director of the Company to the fullest extent permitted under Delaware or any other applicable law. The indemnification extends to any and all expenses (including but not limited to attorneys' fees and costs, and any other out-of-pocket expense) and/or liabilities of any type (including but not limited to judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act ("ERISA"), and amounts paid in settlement) reasonably incurred in connection with the investigation, defense, settlement or appeal of such proceedings. The obligation to provide indemnification does not apply if the indemnitee is adjudicated to be liable for fraudulent or criminal conduct.

     The Company has purchased directors' and officers' liability insurance to reimburse it for the costs incurred in connection with its indemnification obligations described above.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          10.50 (2)  1997 Non-Statutory Stock Option Plan and form of Stock
                     Option Agreement thereunder

          10.51 (3)  1998 Non-Statutory Stock Option Plan and form of Stock
                     Option Agreement thereunder

           5.1 (1) Opinion of counsel as to legality of securities being registered

          23.1  (1)  Consent of Independent Auditors

          23.2       Consent of Counsel (contained in Exhibit 5.1)

          24.1       Power of Attorney (see page II-4)

(1)  Filed herewith
(2) Incorporated by reference to exhibits, bearing the same number, filed with the Registrant's annual report on Form 10-K for fiscal year ended December 31, 1997 filed with the Commission on March 31, 1998.
(3) Incorporated by reference to exhibits filed with the Registrants Registration Statement on Form S- 1 (File Number 333-43991)

ITEM 9.   UNDERTAKINGS

     (a)  RULE 415 OFFERING   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on 18th day of August, 1998.

                                   INFORMIX CORPORATION

                                   By:/S/ ROBERT J. FINOCCHIO, JR.
                                      ---------------------------------------
                                              Robert J. Finocchio, Jr.
                                            CHAIRMAN, PRESIDENT AND CHIEF
                                                  EXECUTIVE OFFICER


                         POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Finocchio, Jr. and Jean-Yves Dexmier and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to the Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                       Title                              Date
 /s/ ROBERT J. FINOCCHIO, JR.                Chairman, President and Chief Executive Officer   August 18, 1998
 ---------------------------------           (Principal Executive Officer) and Director
    (Robert J. Finocchio, Jr.)

 /s/ JEAN-YVES DEXMIER                      Executive Vice President and Chief Financial       August 18, 1998
 --------------------------------           Officer (Principal Financial and Accounting
      (Jean-Yves Dexmier)                   Officer)

 /s/ LESLIE G. DENEND                       Director                                           August 18, 1998
 --------------------------------
      (Leslie G. Denend)

 /s/ ALBERT F. KNORP, JR.                   Director                                           August 18, 1998
 --------------------------------
    (Albert F. Knorp, Jr.)

 /s/ JAMES L. KOCH                          Director                                           August 18, 1998
 --------------------------------
         (James L. Koch)

 /s/ THOMAS A. MCDONNELL                    Director                                           August 18, 1998
 --------------------------------
      (Thomas A. McDonnell)

 /s/ CYRIL J. YANSOUNI                      Director                                           August 18, 1998
 --------------------------------
      (Cyril J. Yansouni)

 /s/ GEORGE REYES                           Director                                           August 18, 1998
 --------------------------------
        (George Reyes)

                                    EXHIBIT INDEX

Exhibit
Number
10.50     (2)  1997 Non-Statutory Stock Option Plan and form of Stock
               Option Agreement thereunder

10.51     (3)  1998 Non-Statutory Stock Option Plan and form of Stock
               Option Agreement thereunder

5.1       (1)  Opinion of counsel as to legality of securities being registered

23.1      (1)  Consent of Independent Auditors

23.2           Consent of Counsel (contained in Exhibit 5.1)

24.1           Power of Attorney (see page II-4)

(1)  Filed herewith
(2) Incorporated by reference to exhibits, bearing the same number, filed with the Registrant's annual report on Form 10-K for fiscal year ended December 31, 1997 filed with the Commission on March 31, 1998.
(3)  Incorporated by reference to exhibits filed with Registrants
     Registration Statement on Form S-1 (File Number 333-43991)